Report of Independent Auditors

To the Board of Trustees
BT PreservationPlus Income
Portfolio
BT Investment Funds - BT
PreservationPlus Income
Fund

In planning and performing our
audit of the
 financial statements of BT
PreservationPlus
Income Portfolio and BT
PreservationPlus Income Fund
(the "Funds") for the year ended
September 30, 1999,
we considered their internal
control, including
control activities for safeguarding
securities, in
order to determine our auditing
procedures for the
purpose of expressing our opinion
on the financial
statements and to comply with the
requirements of
Form N-SAR, and not to provide
assurance on internal
control.

The management of the Funds is
responsible for
 establishing and maintaining
internal control.
In fulfilling this responsibility,
estimates and
judgments by management are
required to assess the
expected benefits and related costs
of controls.
 Generally, controls that are
relevant to an audit
 pertain to the entity's objective
of preparing
financial statements for external
purposes that are
 fairly presented in conformity
with generally
accepted accounting principles.
Those controls
include the safeguarding of assets
against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control,
 errors or fraud may occur and not
be detected.
Also, projection of any evaluation
of internal control
 to future periods is subject to
the risk that it
 may become inadequate because of
changes in
conditions or that the
effectiveness of the design
and operation may deteriorate.

Our consideration of internal
control would not
necessarily disclose all matters in
internal
control that might be material
weaknesses under
standards established by the
American Institute of
Certified Public Accountants.  A
material weakness
is a condition in which the design
or operation of
one or more of the internal control
components does
 not reduce to a relatively low
level the risk that
 misstatements caused by error or
fraud in amounts
that would be material in relation
to the financial
 statements being audited may occur
and not be
detected within a timely period by
employees in the
 normal course of performing their
assigned functions.
However, we noted no matters
involving internal
control and its operation,
including controls for
safeguarding securities, that we
consider to be
 material weaknesses as defined
above at September
30, 1999.

This report is intended solely for
the information
 and use of the board of trustees
and management
 of BT PreservationPlus Income
Portfolio and BT
PreservationPlus Income Fund and
the Securities
and Exchange Commission and is not
intended to be
and should not be used by anyone
other than these
 specified parties.

ERNST & YOUNG LLP

November 8, 1999